--------------------------------------------------------------------------------
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                   AZL(R) BLACKROCK CAPITAL APPRECIATION FUND
                     (FORMERLY AZL(R) JENNISON GROWTH FUND)

                             5701 GOLDEN HILLS DRIVE
                        MINNEAPOLIS, MINNESOTA 55416-1297

February 2, 2009

DEAR CONTRACT OWNER:

Effective November 24, 2008, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced Jennison Associates LLC ("Jennison") as subadviser to the AZL Jennison Growth Fund (the "Fund") with BlackRock Capital Management, Inc. ("BlackRock") as the new subadviser. Effective November 24, 2008, the Fund was renamed "AZL BlackRock Capital Appreciation Fund." The Board of Trustees took this action upon the recommendation of Allianz Investment Management LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:

                    o The extent to which the Fund overlapped other funds in the Trust, included one that is also subadvised by Jennison;

                    o Prior performance of BlackRock's portfolio management team in managing a fund that is similar to the Fund;

                    o The experience of BlackRock's portfolio management team; and o The new subadvisory fee schedule.

The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order"). As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    Sincerely,

                                    /s/ Jeffrey Kletti

                                    Jeffrey Kletti

                                    President

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                   AZL(R) BLACKROCK CAPITAL APPRECIATION FUND

                     (FORMERLY AZL(R) JENNISON GROWTH FUND)

                             5701 GOLDEN HILLS DRIVE

                        MINNEAPOLIS, MINNESOTA 55416-1297

                                FEBRUARY 2, 2009

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                              INFORMATION STATEMENT
--------------------------------------------------------------------------------
INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

At a telephonic meeting held on August 20, 2008, and at an in-person meeting held on September 3, 2008, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Jennison Growth Fund (the "Fund"), to (a) approve a revision to the subadvisory agreement (the "BlackRock Agreement") between the Manager and BlackRock Capital Management, Inc. ("BlackRock") whereby BlackRock would replace Jennison Associates LLC ("Jennison") as subadviser to the Fund; and (b) change the name of the Fund to "AZL BlackRock Capital Appreciation Fund." At the September 3 meeting, the Board voted unanimously to approve the revision to the BlackRock Agreement, which became effective November 24, 2008. At the meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and the BlackRock Agreement.

The Board approved the BlackRock Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on November 21, 2008. This information statement describes the circumstances surrounding the Board's approval of the BlackRock Agreement and provides you with an overview of the terms of the BlackRock Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 34 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception and are available for certain variable annuity contracts or variable life insurance policies that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR

Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the Fund paid ALFS $124,451.19 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $50.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the Fund paid the Manager administrative and compliance service fees of $2,470.35.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to a portfolio management agreement dated April 29, 2005, between the Manager and Jennison, Jennison served as the Fund's subadviser until BlackRock began serving as the Fund's subadviser on November 24, 2008. On April 29, 2005, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement and the subadvisory agreement between the Manager and Jennison. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Jennison has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 0.80% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement with the Fund to reduce, on a temporary voluntary basis, the management fee to 0.75% through April 30, 2010. The Manager has also entered into a separate agreement (the "Expense Limitation Agreement") with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.20%.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF JENNISON WITH BLACKROCK

At a meeting held on September 3, 2008, the Board of Trustees of the Trust considered a recommendation by the Manager to (a) approve the subadvisory agreement between the Manager and BlackRock (the "BlackRock Agreement") whereby BlackRock would replace Jennison as subadviser to the Fund; and (b) change the name of the Fund to "AZL BlackRock Capital Appreciation Fund." At the meeting on September 3, 2008, the Board voted unanimously to approve the revision of the BlackRock Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust. At such meetings, the Trustees reviewed materials furnished by the Manager pertaining to BlackRock.

BLACKROCK CAPITAL MANAGEMENT, INC. ("BCM") was organized in 2005 to perform advisory services for investment companies and has its principal offices at 100 Bellevue Parkway, Wilmington, DE 19809. BCM is a wholly-owned, indirect subsidiary of BlackRock, Inc. BlackRock, Inc., one of the largest publicly traded investment management firms in the United States having, together with its affiliates, approximately $1.3 trillion in investment company and other assets under management as of December 31, 2008. The PNC Financial Services Group, Inc. and Merrill Lynch & Co., Inc., an affiliate of Bank of America Corporation, are the principal shareholders of BlackRock, Inc.

The names and principal occupations of the directors and principal executive officers of BlackRock are set forth in the following table. The address of each such individual is 100 Bellevue Parkway, Wilmington, DE 19809, which is also the mailing address of BlackRock.

------------------------- ------------------------------------------------------

NAME                      DIRECTOR / PRINCIPAL OCCUPATION

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Robert S. Kapito          President and Director
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Laurence D. Fink          Chief Executive Officer
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Ann Marie Petach          Chief Financial Officer and Managing Director

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Susan Wagner              Vice Chairman and Chief Operating Officer

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Robert P. Connolly        General Counsel, Managing Director, and Secretary
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Scott Amero               Vice Chairman

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Paul Audet                Vice Chairman and Director

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Robert Doll               Vice Chairman

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Robert Fairbairn          Vice Chairman

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Charles Hallac            Vice Chairman

------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
Barbara Novick            Vice Chairman

------------------------- ------------------------------------------------------


No person who is an officer or trustee of the Trust is an officer, employee, or director of BlackRock.

BlackRock currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Fund:

------------------------------------------------- --------------------- -------------------- ------------------------
FUND                                               RATE OF MANAGEMENT     MANAGEMENT FEE       NET ASSETS OF FUND
                                                                         WAIVER OR EXPENSE
                                                          FEE              REIMBURSEMENT      AT DECEMBER 31, 2008
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
BlackRock Capital Appreciation Fund                    0.65% (1)               Yes*               $5.0 billion
------------------------------------------------- --------------------- -------------------- ------------------------

* BlackRock has contractually agreed to waive or reimburse fees or expenses in order to limit expenses to 1.35% (for Investor A Shares) and 2.10% (for Investor B and C Shares) (excluding interest expense, acquired fund fees and expenses, and certain other fund expenses) of average daily net assets until February 1, 2010. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years.

INVESTMENT SUBADVISORY AGREEMENT

INFORMATION CONCERNING THE BLACKROCK AGREEMENT

The BlackRock Agreement is substantially similar to the subadvisory agreement with Jennison, except for a change in the effective date: the Jennison portfolio management agreement was effective April 29, 2005, and the BlackRock Agreement became effective on November 24, 2008, the date on which BlackRock began managing the assets of the Fund.

The BlackRock Agreement requires BlackRock to perform essentially the same services as those provided by Jennison under the prior subadvisory agreement. Accordingly, the Fund will receive subadvisory services from BlackRock that are substantially similar to those it has received under the Jennison subadvisory agreement.

The BlackRock Agreement provides that, subject to supervision by the Manager and the Board, BlackRock is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. BlackRock agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The BlackRock Agreement states that BlackRock will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The BlackRock Agreement states that BlackRock agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, BlackRock will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, BlackRock may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which BlackRock exercises investment discretion. BlackRock is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if BlackRock determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that BlackRock adheres to the investment objectives of the Fund and applicable law, the BlackRock Agreement permits BlackRock to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by BlackRock or with accounts of BlackRock's affiliates, if in BlackRock's reasonable judgment such aggregation is in the best interest of the Fund. In addition, BlackRock's services under the BlackRock Agreement are not exclusive, and BlackRock is permitted to provide the same or similar services to other clients.

The BlackRock Agreement provides that BlackRock is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of BlackRock or its officers, directors, or employees, or reckless disregard by BlackRock of its duties under the BlackRock Agreement; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the BlackRock Agreement are identical to those of the subadvisory agreement with Jennison. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The BlackRock Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to BlackRock, or by BlackRock at any time without penalty, upon 60 days' written notice to the Trust or the Manager or immediately, if in BlackRock's reasonable judgment, the Manager becomes unable to discharge its duties under the BlackRock Agreement or the Investment Management Agreement. The BlackRock Agreement automatically terminates in the event of its assignment to another party. This termination provision is substantially similar to the termination provision of the subadvisory agreement with Jennison.

The BlackRock Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by BlackRock, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay BlackRock a fee based on average daily net assets of 0.40% on the first $300 million, 0.35% on the next $700 million, and 0.30% on assets above $1 billion. The subadvisory fee is accrued daily and paid to BlackRock monthly. The subadvisory agreement with Jennison provided for a fee based on average daily net assets of 0.55% on the first $100 million, 0.45% on the next $400 million, 0.40% on the next $500 million, and 0.35% on assets above $1 billion.

ADVISORY AND SUBADVISORY FEES

For the period from January 1, 2008, through November 21, 2008, (the last day on which Jennison managed the Fund) the Manager earned $378,289.13 under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the period from January 1, 2008, through November 21, 2008, (the last day on which Jennison managed the Fund), Jennison received $260,811.56 for subadvisory services to the Fund. If the BlackRock Agreement had been in effect during the same period, BlackRock would have received $189,681.12 for subadvisory services to the Fund. This amount would have been 72.7% of the amount received by Jennison for the same period. The lower subadvisory fee rate payable under the BlackRock Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE BLACKROCK AGREEMENT

At a telephonic meeting held August 20, 2008, and at an "in person" meeting held on September 3, 2008, the Board considered the recommendation of the Manager, the investment manager of the Fund, that BlackRock replace Jennison as the Fund's subadviser. At the meeting of September 3, 2008, the Trustees approved the BlackRock Agreement which became effective November 24, 2008. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to BlackRock.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, in August 2008 the Manager completed a review of Jennison's management of the Fund. The Manager's review and evaluation of Jennison focused on the overlap of the Fund with other VIP Funds (including the AZL Jennison 20/20 Fund), its performance relative to style specific peers, its low level of marketability, and the landscape within the large cap growth area.

The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the BlackRock Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Jennison or BlackRock. Prior to voting, the Board reviewed the Manager's recommendation that it approve the BlackRock Agreement with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the BlackRock Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Jennison and determined that the BlackRock Agreement was reasonable and in the best interests of the Fund, and approved BlackRock as the Fund's new subadviser. The Board's decision to approve the BlackRock Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) THE NATURE, EXTENT, AND QUALITY OF SERVICES PROVIDED BY THE SUBADVISER. In deciding to approve BlackRock, the Board considered the experience and track record of BlackRock, and its portfolio management team to be involved with the Fund. The Board also considered BlackRock's investment philosophy and process, particularly in the large cap growth area. The Board determined that, based upon the Manager's report, the proposed change to BlackRock as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that BlackRock was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that BlackRock could provide were at a level at least equal to the services that could be provided by Jennison, that the services contemplated by the BlackRock Agreement are substantially similar to those provided under the subadvisory agreement with Jennison; that the BlackRock Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that BlackRock was staffed with qualified personnel and had significant research capabilities; and that the investment performance of BlackRock in the large cap growth area, as discussed in (2) below, was at least satisfactory.

(2) THE INVESTMENT PERFORMANCE OF THE SUBADVISER. The Board received information about the performance of BlackRock in managing a fund which is generally comparable to the Fund. The performance information, which covered the five years ended March 31, 2008, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by BlackRock was net of fees. The Board noted, for example, that BlackRock outperformed the appropriate benchmark for each of the one year, two year, three year, and five year periods ended March 31, 2008.

(3) THE COSTS OF SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY BLACKROCK FROM ITS RELATIONSHIP WITH THE FUND. The Board compared the fee schedule in the BlackRock Agreement to the fee schedule in the then existing subadvisory agreement with Jennison. The Board noted that the fee schedule in the BlackRock Agreement requires that the Manager pay BlackRock an annual fee on average daily net assets of 0.40% of assets (at the current level of Fund assets), compared to the fee of 0.55% payable to Jennison. The Board noted that the fee schedule in the BlackRock Agreement was the result of arm's length negotiations between the Manager and BlackRock, and that the fees payable by shareholders of the Fund would not change because of the change in subadvisers. Based upon its review, the Board concluded that the fees proposed to be paid to BlackRock were reasonable. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) for 2008 was expected to be somewhat higher than the average of comparable funds. At the Board meeting of September 3, 2008, the Board noted that there was no historical profitability information available in connection with BlackRock's management of the Fund, as such management would not commence until November 24, 2008. The Board expects to consider whether or not to approve the BlackRock Agreement at a meeting to be held prior to December 31, 2009, and expects to receive historical profitability information in connection with BlackRock's management of the Fund at such time. The Board noted that under the BlackRock Agreement, the Manager will retain an additional approximately 0.15% of average daily net assets (at the current level of Fund assets) from the amount it receives annually under the Investment Management Agreement that previously would have been payable to Jennison under the Jennison Agreement. The Board noted further, however, that at the Board of Trustees meeting held June 11, 2008, the Board of Trustees approved a temporary voluntary reduction in the advisory fee paid the Manager, effective November 24, 2008, under which the advisory fee will be reduced from 0.80% on all assets to 0.75% on all assets through April 30, 2010.

(4) and (5) THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS, AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE. The Board noted that the fee schedule in the BlackRock Agreement contains breakpoints that reduce the fee rate on assets above specified levels. (The subadvisory fee schedule is 0.40% on the first $300 million, 0.35% on the next $700 million, and 0.30% on Fund assets over $1 billion.) The Trustees also noted that assets in the Fund as of June 30, 2008 were approximately $60 million. The Board considered the possibility that BlackRock may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to approve the BlackRock Agreement at a meeting to be held prior to December 31, 2009, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the BlackRock Agreement was acceptable.

BROKERAGE TRANSACTIONS

During the fiscal year ended December 31, 2008, the Fund paid aggregate brokerage fees of $74,163.07.

AFFILIATED BROKERAGE COMMISSIONS

During the fiscal year ended December 31, 2008, the Fund paid approximately $263.20 in commissions to a Affiliated Brokers ($56.00 to Dresdner Kleinwort Benson and $207.20 to Wachovia Capital Markets), which was less than 1% of the amount of aggregate brokerage fees paid by the Fund during that period. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES

The number of shares of the Fund outstanding at the close of business on December 31, 2008, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At December 31, 2008, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund on the record date.

To the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to direct ownership in the Fund by Allianz is provided below:

                                                                AT NOVEMBER 21, 2008
                                         -------------------------------------------------------------------
                                         -------------- ------------ ------------- ------------ ------------
                                           SHARES        SHARES       PERCENT OF    SHARES      PERCENT OF
                                                         OWNED BY     OUTSTANDING                OUTSTANDING
                                                          ALLIANZ     SHARES OWNED  OWNED BY    SHARES OWNED
                                                           LIFE        BY ALLIANZ    ALLIANZ     BY ALLIANZ
                                                         INSURANCE        LIFE        LIFE          LIFE
                                                        COMPANY OF     INSURANCE    INSURANCE     INSURANCE
                                                           NORTH       COMPANY OF  COMPANY OF    COMPANY OF
  FUND                                    OUTSTANDING     AMERICA    NORTH AMERICA  NEW YORK      NEW YORK
------------------------------------------------------------------------------------------------------------
AZL BlackRock Capital Appreciation
Fund
(prior to 11/24/2008, the AZL Jennison
Growth Fund)                             4,734,689.46  4,553,543.91       96.17%   181,145.54        3.83%

REPORTS AVAILABLE

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.






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